Exhibit 3.1

FACTSET RESEARCH SYSTEMS INC.

AMENDED AND RESTATED BY-LAWS

As amended September 1, 2018

ARTICLE I

Offices

Section 1. Registered Office. The location of the Corporation’s registered office within the State of Delaware, the name of the registered agent of the Corporation at such office and the post office address to which the Secretary of State of the State of Delaware shall mail a copy of process in any action or proceeding against the Corporation that may be served upon him, shall be in each case as stated in the Certificate of Incorporation.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meeting. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as may be fixed from time to time by resolution of the Board of Directors, at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called at any time only by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation or the majority of the Board of Directors. Such meetings shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of the meeting.

Section 3. Notice of Meetings. Notice of the place, date and time of the holding of each annual and special meeting of the stockholders and the purpose or purposes thereof shall be given personally or by mail in a postage prepaid envelope to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of such meeting, and, if mailed, it shall be directed to such stockholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Any such notice for any meeting other than the annual meeting of stockholders shall indicate that it is being issued at the direction of the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors, which notice shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. Quorum. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares of stock of the Corporation issued and outstanding and entitled to vote shall constitute a quorum for the transaction of any business. In the absence of a quorum, the holders of a majority of the shares of stock present in person or by proxy and entitled to vote, or if no stockholder entitled to vote is present, then any officer of the Corporation, may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 5. Organization. At each meeting of the stockholders, the Chairman of the Board, if any, or in his absence or inability to act, the Chief Executive Officer, or in his absence or inability to act, the President, or in his absence or inability to act, any person chosen by a majority of those stockholders present or represented, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, an Assistant Secretary or any other officer appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

Section 6. Order of Business; Notice of Stockholder Business and Nominations.

(a) Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

(b) Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders of the Corporation may be made at an annual meeting of stockholders (A) pursuant to the Corporation’s notice of meeting delivered pursuant to Article II, Section 3, (B) by or at the direction of the Chairman of the Board or (C) by any stockholder who is entitled to vote at the meeting, who complied with the notice procedures set forth in Article II, Section 6(b)(ii), and who was a stockholder of record at the time such notice is delivered to the Secretary.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Article II, Section 6(b)(i)(C), the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 90 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall the Public Announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 6(b). Such stockholder’s notice shall set forth and include the following information and/or documents, as applicable, (A) the name and address of the stockholder giving the notice, as they appear on the Corporation’s books, and of the Beneficial Owner (as defined below), if any, on whose behalf such nomination or proposal is made, (B) representations that, as of the date of delivery of such notice, such stockholder is a holder of record of stock of the Corporation and is entitled to vote at such meeting and intends to appear in person or by proxy at such meeting to propose such nomination or business, (C) as to each person whom the stockholder proposes to nominate for election or reelection as a director (a “Stockholder Nominee”), all information relating to such Stockholder Nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Act”), and Rule 14a-11 thereunder (or any successor provisions thereto), including such Stockholder Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (D) as to any other business that the stockholder proposes to bring before the meeting, (1) a brief description of the business proposed to be brought before the meeting, (2) the text of the proposal (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws, the text of the proposed amendment) and (3) the reasons for conducting such business at the meeting; and (E) in all cases, (1) the name of each individual, firm, corporation, limited liability company, partnership, trust or other entity (including any successor thereto, a “Person”) with whom any stockholder, Beneficial Owner, Stockholder Nominee, and their respective Affiliates and Associates (as defined under Regulation 12B under the Act or any successor provision thereto) (each of the foregoing, a “Stockholder Group Member”) and each other Person with whom such Stockholder Group Member is acting in concert with respect to the Corporation (each Person described in this clause (1), including each Stockholder Group Member, a “Covered Person”) has any agreement, arrangement or understanding (whether written or oral) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy given to such Person in response to a public proxy solicitation made generally by such Person to all holders of voting stock of the Corporation) or disposing of any voting stock of the Corporation or to cooperate in obtaining, changing or influencing the control of the Corporation (except independent financial, legal and other advisors acting in the ordinary course of their respective businesses), and a description of each such agreement, arrangement or understanding (whether written or oral), (2) a list of the class and number of shares of voting stock of the Corporation that are Beneficially Owned or owned of record by each Covered Person, together with documentary evidence of such record or Beneficial Ownership, (3) a list of (A) all of the derivative securities (as defined under Rule 16a-1 under the Act) and other derivatives or similar agreements or arrangements with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of any security of the Corporation, in each case, directly or indirectly owned of record or Beneficially Owned by any Covered Person and (B) each other direct or indirect opportunity of any Covered Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Covered Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such Person may have entered into other transactions that hedge the economic effect of such interest (any such interest described in this clause (3) being a “Derivative Interest”), (4) a description of each agreement, arrangement or understanding (whether written or oral) with the effect or intent of increasing or decreasing the voting power of, or that contemplates any Person voting together with, any Covered Person with respect to any voting stock of the Corporation, Stockholder Nominee or other proposal (“Voting Arrangements”), (5) details of all other material interests of each Covered Person in such nomination or proposal or capital stock of the Corporation (including any rights to dividends or performance related fees based on any increase or decrease in the value of such capital stock or Derivative Interests) (collectively, “Other Interests”), (6) a description of all economic terms of all such Derivative Interests, Voting Arrangements and Other Interests and copies of all agreements and other documents (including but not limited to master agreements, confirmations and all ancillary documents and the names and details of the counterparties to, and brokers involved in, all such transactions) relating to each such Derivative Interest, Voting Arrangement and Other Interests, (7) a list of all transactions by each Covered Person involving any Voting Stock or any Derivative Interests, Voting Arrangements or Other Interests within three months prior to the date of the notice, and (8) a representation whether any Covered Person intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any Stockholder Nominee and/or (b) otherwise to solicit or participate in the solicitation of proxies from stockholders in support of such nomination or proposal. A notice delivered by or on behalf of any stockholder under this Section 6(b) shall be deemed to be not in compliance with this Section 6(b) and not effective if (x) such notice does not include all of the information and documents required under this Section 6(b), or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board of Directors shall have the authority to waive any such non-compliance if the Board of Directors determines that such action is appropriate in the exercise of its fiduciary duties. The foregoing notice requirements of this Section 6(b) shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of such Stockholder’s intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Act and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any Stockholder Nominee to furnish such other information as it may reasonably require to determine the eligibility of such Stockholder Nominee to serve as a director.

(iii) Notwithstanding anything in the second sentence of Article II, Section 6(b)(ii) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased effective at the annual meeting and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 6(b) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation and such notice otherwise complies with the requirements of this Section 6(b).

(c) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article II, Section 3. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (A) by or at the direction of the Board of Directors or (B) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 6(c), and who is a stockholder of record at the time such notice is delivered to the Secretary. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate such number of persons for election to such position(s) as are specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing all of the information, documents and representations required under Article II, Section 6(b)(ii), shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which Public Announcement of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation. A notice delivered by or on behalf of any stockholder under this Section 6(c) shall be deemed to be not in compliance with this Section 6(c) and not effective if (x) such notice does not include all of the information and documents required under this Section 6(c), or (y) after delivery of such notice, any information or document required to be included in such notice changes or is amended, modified or supplemented, as applicable, prior to the date of the relevant meeting and such information and/or document is not delivered to the Corporation by way of a further written notice as promptly as practicable following the event causing such change in information or amendment, modification or supplement, as applicable, and in any case where such event occurs within 45 days of the date of the relevant meeting, within five business days after such event; provided, however, that the Board of Directors shall have the authority to waive any such non-compliance if the Board of Directors determines that such action is appropriate in the exercise of its fiduciary duties. In no event shall the Public Announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(d) General. (i) Only persons who are nominated in accordance with the procedures and other requirements set forth in Article II, Section 6(b) or 6(c) shall be eligible to be elected as directors at a meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 6. The Board of Directors may adopt by resolution such rules and regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the chairman of the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the Board of Directors or the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By-laws, the Board of Directors or the chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting (including, but not limited to, whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures and other requirements set forth in these By-laws (including this Section 6) and if the Board of Directors or the chairman of the meeting should so determine, shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. Notwithstanding the foregoing provisions of this Section 6, unless otherwise required by applicable law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders to present a nomination or proposed business previously put forward by or on behalf of such stockholder or, immediately prior to the commencement of such meeting, such stockholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such stockholder and each Covered Person, if any, is then in compliance with this Section 6, then such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 6, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder and each Covered Person, if any, or an electronic transmission delivered by such stockholder and each Covered Person, if any, to act for such stockholder and each Covered Person, if any, as proxy at the meeting of stockholders and to provide such certification on behalf of the stockholder and each Person required pursuant to this Section 6(d) and such Person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(ii) For purposes of these By-laws, “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Act or any document delivered to all stockholders (including any quarterly income statement).

(iii) Notwithstanding the foregoing provisions of these By-laws, a stockholder shall also comply with all applicable requirements of the Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 6; provided, however, that any references in these By-laws to the Act or the rules or regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these By-laws (including Article II, Sections 6(b)(i)(C) and 6(c)), and compliance with Article II, Sections 6(b)(i)(C) and 6(c) of these By-laws shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Article II, Section 6(b)(ii), matters brought properly under and in compliance with Rule 14a-8 of the Act, as may be amended from time to time). Nothing in these By-laws shall be deemed to affect any rights of (a) stockholders to request inclusion of nominations or proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Act or (b) holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(iv) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any voting stock of the Corporation (i) that such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Act or any successor provision thereto) is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Act or any successor provision thereto, or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such Person or any of such Person’s Affiliates or Associates (as defined under Regulation 12B under the Act or any successor provision thereto), with the number of shares of voting stock deemed Beneficially Owned being the notional or other number of shares of voting stock specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of voting stock is specified in such documentation, as determined by the Board of Directors of Directors in good faith to be the number of shares of voting stock to which the Derivative Interest relates. When two or more Persons act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Corporation or for the purpose of proposing one or more Stockholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a stockholder meeting, such syndicate or group shall be deemed a “Person” for the purpose of this Section 6. In addition, any Person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such Person of Beneficial Ownership of any voting stock of the Corporation or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 6 shall be deemed for the purposes of these By-laws to be the Beneficial Owner of such voting stock.

Section 7. Voting. Except as otherwise provided by statute or the Certificate of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stock- holders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or (b) if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given; or (c) if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless the proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise required by law, the Certificate of Incorporation or these By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

Section 8. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors need not be stockholders.

Section 10. Action Without a Meeting by Written Consent. No action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, except on written consent, setting forth the action so taken, signed by the holders of record of at least 80% of the outstanding shares entitled to vote thereon.

ARTICLE III

Board of Directors

Section 1. General Powers. The property, business and affairs of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number, Classification, Term of Office, Qualifications and Election. The Board of Directors shall initially consist of two directors. Thereafter, the number of directors of the Corporation shall be determined by resolution approved by at least two-thirds of the then authorized number of directors, but after the annual meeting of stockholders in 1987, shall not be more than fifteen nor less than three. The Board of Directors shall be divided into three classes as nearly equal in number as possible, with the term of office of one class expiring each year. The terms of office of the directors elected at the annual meeting of stockholders in 1987 and initially classified shall be as follows: directors of the first class shall hold office for a term expiring at the next succeeding annual meeting; directors of the second class shall hold office for a term expiring at the second succeeding annual meeting; and directors of the third class shall hold office for a term expiring at the third succeeding annual meeting. At each annual meeting of stockholders after the annual meeting in 1987, directors elected to succeed the class of directors whose terms expire at such annual meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting after their election. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Each director shall hold office for the specified term and until his successor shall be duly elected and qualified, or until his death, or until he shall have resigned or he shall have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or by the Certificate of Incorporation. All the directors shall be of full age. Directors need not be stockholders. Except as otherwise required by statue or the Certificate of Incorporation or these By-Laws, in an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as cast any share (a) whose ballot is marked as withheld, (b) that is otherwise present at the meeting but for which there is an abstention, or (c) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected to the open positions. A contested election is one in which: (i) as of the last day for giving notice of a stockholder nominee, a stockholder has nominated a candidate for director according to the requirements of our Bylaws, and (ii) as of the date that notice of the meeting is given, the Board of Directors considers that a stockholder candidacy has created a bona fide election contest.

In an uncontested election, a nominee who does not receive a majority vote will not be elected. Except as set forth below, an incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director until the earliest of: (a) ninety (90) days after the date on which the election inspector determines the voting results as to that director; (b) the date on which the Board of Directors appoints an individual to fill the office held by that director; or (c) the date of that director’s resignation. The Board of Directors may fill any vacancy resulting from the non-election of a director as provided in these By-Laws. The Nominating and Corporate Governance Committee will consider promptly whether to fill the office of a nominee who fails to receive a majority vote and make a recommendation to the Board about filling the office. The Board of Directors will act on the recommendation of the Nominating and Corporate Governance Committee and within ninety (90) days after certification of the stockholder vote will disclose publicly its decision.

Any nominee for Director in an uncontested election who receives either (x) a greater number of votes “withheld” from his or her election than votes “for” such election, or (y) a greater number of votes “withheld” and “against” from his or her election in the aggregate than votes “for” such election, shall submit his or her offer of resignation for consideration by the Nominating and Corporate Governance Committee within ninety (90) days from the date of the election. The Nominating and Corporate Governance Committee shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation in determining whether to accept such offer.

Section 3. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of Delaware) which shall be specified in a notice thereof given as hereinafter provided in Section 6 of this Article III, or in a waiver of notice thereof.

Section 4. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places within or without the State of Delaware as the Board of Directors may from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the Chief Executive Officer, the President or any two directors of the Corporation and shall be held at such time and at such place within or without the State of Delaware as shall be specified in the notice of meeting or waiver thereof.

Section 6. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 6, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone, telegraph, cable, or wireless, at least twenty- four hours before the time at which such meeting is to be held, or shall be mailed to each director by first-class mail postage prepaid, addressed to him at his residence or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting of the Board of Directors need not state the purpose or purposes of such meeting.

Section 7. Quorum and Manner of Acting. Except as provided in Section 5 of Article IX of these By-Laws, a majority of the directors shall be present in person at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board of Directors, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Section 11 of this Article III, Article IV and Section 4 of Article IX of these By-Laws and as otherwise specifically authorized by resolution of the Board of Directors, the directors shall act only as a Board of Directors and the individual directors shall have no power as such.

Section 8. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if any, or, in his absence or inability to act, the Chief Executive Officer, or in his absence or inability to act, the President, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The minutes of the meeting shall be recorded by any officer of the Corporation present and designated by the chairman.

Section 9. Resignations. Any director of the corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, but only for cause, at any time, by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote for the election of directors of the Company at a meeting of the stockholders called and held for that purpose.

Section 11. Vacancies. Except as otherwise required by statute or by the Certificate of Incorporation, during the intervals between annual meetings of stockholders, any vacancies and any newly-created directorships resulting from an increase in the authorized number of directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be duly elected and qualified, unless sooner displaced. If there are no directors in office, then a special meeting of stockholders for the election of directors may be called and held in the manner provided by statute. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 12. Compensation. The Board of Directors or a committee of the Board designated by it shall have authority to fix the compensation, including without limitation fees and reimbursement of expenses, of directors for services to the Corporation in any capacity; provided, however, that no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. Action without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 14. Participation in Meetings by Telephone and Other Equipment. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE IV

Executive and Other Committees

Section 1. Executive and Other Committees. The Board of Directors may, by a resolution passed by a majority of the whole Board, designate an Executive Committee, to consist of three or more directors of the Corporation, and one or more other committees, each such other committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of the Executive Committee or such other committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The Executive Committee, while the Board of Directors is not in session, shall have and may exercise, and any such other committee to the extent provided in the resolution of the Board of Directors, shall have and may exercise, all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or By-Laws expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board of Directors when required. All such proceedings shall be subject to revision or alteration by the Board of Directors; provided, however, that rights of third parties shall not be prejudiced by such revision or alteration. The Board of Directors, by action of a majority of the entire Board, may at any time fill vacancies in, change the membership of, or dissolve any such committee.

Section 2. Executive Committee: General. Regular meetings of the Executive Committee shall be held at such times and places, within or without the State of Delaware, as a majority of such Committee may from time to time by resolution determine. Special meetings of the Executive Committee may be called at the request of any member thereof and may be held at such times and places, within or without the State of Delaware, as such Committee may from time to time by resolution determine or as shall be specified in the respective notices or waivers of notice thereof. Notice of regular meetings of such Committee need not be given except as otherwise required by statute or these By-Laws. Notice of each special meeting of such Committee shall be given to each member of such Committee in the manner provided for in Section 6 of Article III of these By-Laws. Subject to the provisions of this Article IV, the Executive Committee, by resolution of a majority of such Committee, shall fix its own rules of procedure. A majority of the Executive Committee shall be present in person at any meeting of the Executive Committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

Section 3. Other Committees: General. A majority of any committee may fix its rules of procedure, determine its action, and fix the time and place, within or without the State of Delaware, of its meetings, unless the Board of Directors shall otherwise by resolution provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Section 6 of Article III of these By-Laws. Nothing in this Article IV shall be deemed to prevent the Board of Directors from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

ARTICLE V

Officers

Section 1. Number and Qualifications. The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board of Directors, each to hold office until the meeting of the Board following the next annual meeting of the stockholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or until he shall have been removed, as hereinafter provided in these By-Laws. The Board of Directors may from time to time appoint such other officers (including a Chairman of the Board, a Chief Operating Officer and one or more Assistant Treasurers and Assistant Secretaries) and such agents as it may deem necessary or desirable for the business of the Corporation. The Board of Directors may from time to time authorize any principal officer or committee to appoint, and to prescribe the authority and duties of, any such subordinate officers or agents. Each of such other officers and agents shall have such authority, perform such duties, and hold office for such period, as are provided in these By-Laws or as may be prescribed by the Board of Directors or by the principal officer or committee appointing such officer or agent.

Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board of Directors at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by any principal officer or committee upon whom such power of removal may be conferred by the Board.

Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, disqualification, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 5. Chairman of the Board. The Chairman of the Board, if elected, shall, if present, preside at all meetings of the stockholders and the Board of Directors and, in general, shall have such other powers and perform such other duties as usually pertain to the office of the Chairman of the Board or as from time to time may be assigned to him by the Board of Directors. At the discretion of the Board of Directors, the Chairman of the Board, if elected, may be the chief executive officer of the Corporation and, if so appointed by the Board of Directors, shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, subject, however, to the control of the Board of Directors.

Section 6. The President. The President shall have general and active supervision and direction over the ordinary business operations and affairs of the Corporation and over its officers, subject, however, to the supervision and direction of the Chief Executive Officer of the Corporation and to the control of the Board of Directors. In general, the President shall have such other powers and perform such other duties as usually pertain to the office of the President, or as from time to time may be assigned to him by the Board of Directors.

Section 6.1. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general and active supervision and direction over the business and affairs of the Corporation and over its officers, subject, however, to the control of the Board of Directors. In general, the Chief Executive Officer shall have such other powers and perform such other duties as usually pertain to the office of the chief executive officer, or as from time to time may be assigned to him by the Board of Directors;

Section 6.2. Chief Financial Officer. The Chief Financial Officer of the Corporation shall be the principal financial officer and shall have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President.

Section 7. Executive Vice Presidents. Each Executive Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President.

Section 8. Treasurer. The Treasurer shall:

(a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

(b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and have control of all books of account of the Corporation;

(c) cause all moneys and other valuables to be deposited to the credit of the Corporation in such depositaries as may be designated by the Board of Directors;

(d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

(e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board of Directors, taking proper vouchers therefor;

(f) render to the Chairman of the Board, if any, the Chief Executive Officer, the President, the Board or any committee thereof, whenever required, an account of the financial condition of the Corporation and of his transactions as Treasurer;

(g) in general, have such other powers and perform such other duties as usually pertain to the office of Treasurer or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or by the President.

Section 9. Other Vice Presidents. Each other Vice President shall have such powers and perform such duties as usually pertain to his office or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President.

Section 10. Assistant Treasurers. At the request of the Treasurer or in case of the absence or inability to act of the Treasurer, the Assistant Treasurer, or if there be more than one, the Assistant Treasurer designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, the Chief Executive Officer or the President, shall perform all the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. In general, each Assistant Treasurer shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President or the Treasurer.

Section 11. Secretary. The Secretary shall:

(a) keep, or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, of the committees of the Board and of the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, have such other powers and perform such other duties as usually pertain to the office of Secretary or as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President.

Section 12. Assistant Secretaries. At the request of the Secretary or in case of his absence or inability to act, the Assistant Secretary, or if there be more than one, the Assistant Secretary designated by the Board of Directors or, in the absence of such designation, by the Chairman of the Board, if any, the Chief Executive Officer or the President, shall perform all the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary. In general, each Assistant Secretary shall have such other powers and perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President or the Secretary.

Section 13. Officers’ Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond for the faithful performance of his duties and the return to the Corporation of any property in his possession or control which is the property of the Corporation, for such term and in such amount and with such surety or sureties as the Board may require.

Section 14. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board of Directors or a committee of the Board designated by it, and no officer of the Corporation shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

Checks, Drafts, Bank, Accounts, Etc.

Section 1. Checks, Drafts, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation shall be signed in the name and on behalf of the Corporation by such person or persons and in such manner as shall from time to time be authorized by the Board of Directors.

Section 2. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation.

Section 3. General and Special Bank Accounts. The Board of Directors may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. The Board of Directors may make such special rules and regulations with respect to such bank accounts, not inconsistent with provisions of these By-Laws, as it may deem expedient.

Section 4. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing in the name of the Corporation as such holder to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VII

Shares and Their Transfer—Examination of Books

Section 1. Stock Certificates. Every holder of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board of Directors, certifying the number and class of shares of stock of the Corporation owned by him. The certificates representing shares of the respective classes of stock shall be numbered in order of their issue and shall be signed in the name of the Corporation by the Chairman of the Board, if any, or the Chief Executive Officer, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 2. Books of Account and Record of Stockholders. The books and records of the Corporation may be kept at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Section 3. Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including without limitation the rights to receive dividends or other distributions and to vote as such owner, and the Corporation may hold any such stockholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

Section 4. Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen or destroyed or which shall have been mutilated, and the Board of Directors may, in its discretion, require such owner or his legal representatives to give the Corporation and/or any agent of the Corporation designated by it a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation and/or such agent against any claim that may be made against it on account of the alleged loss theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Delaware.

Section 6. Stockholder’s Right of Inspection. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Delaware or at its principal place of business.

Section 7. Fixing of Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VIII

Dividends

Subject to the provisions of the Certificate of Incorporation relating thereto, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Subject to the provisions of the Certificate of Incorporation, dividends may be paid in cash, in property or in shares of the capital stock of the Corporation.

Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose or purposes as the Board of Directors shall determine to be in the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Indemnification

Section 1. Right to Indemnification. The Corporation shall, to the fullest extent permitted by applicable law as then in effect, indemnify any person (the “Indemnitee”) who was or is involved in any manner (including, without limitation, as a party or a witness) or was or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor)(a “Proceeding”) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to any employee benefit plan), whether the basis of any such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred by him in connection with such Proceeding. The right to indemnification conferred in this Article IX shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with applicable law as then in effect. All right to indemnification conferred in this Article IX, including such right to advance payments and the evidentiary, procedural and other provisions of this Article IX, shall be a contract right. The Corporation may, by action of its Board of Directors, provide indemnification for employees, agents, attorneys and representatives of the Corporation with up to the same scope and extent as provided for officers and directors.

Section 2. Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any person who is, was or may become an officer, director, employee, agent, attorney or representative of the Corporation or, at the request of the Corporation, an officer, director, employee, agent, attorney or representative of another corporation or entity, against any expense, liability or loss asserted against him or incurred by him in connection with any Proceeding an any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such expense, liability or loss under the provisions of this Article IX or otherwise. The Corporation may enter into contracts with any director, officer, employee, agent, attorney or representative of the Corporation, or any person serving as such at the request of the Corporation for another corporation or entity, in furtherance of the provisions of Article TENTH of the Certificate of Incorporation or this Article IX and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification of any person entitled thereto.

Section 3. Indemnification; Not Exclusive Right. The right of indemnification provided in this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled under any provision of the Certificate of Incorporation, By-law or agreement or otherwise. The provisions of this Article IX shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article IX and shall be applicable to all Proceedings, whether arising from acts or omissions occurring before or after the adoption of this Article IX. No amendment or repeal of any provision of this Article IX shall remove, abridge or adversely affect any right of indemnification or any other benefits of the Indemnitee under the provisions of this Article IX with respect to any Proceeding involving any act or omission which occurred prior to such amendment.

Section 4. Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the provisions of the Certificate of Incorporation or the foregoing provisions of this Article IX, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under the Certificate of Incorporation or this Article IX:

(a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements reasonably shall evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expense pursuant to this Article IX.

(b) Procedure for Determination of Entitlement to Indemnification. (i) To obtain indemnification, an Indemnitee shall submit to the Chairman of the Board, if any, the Chief Executive Officer, the President or Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the “Supporting Documentation”). The determination of the Indemnitee’s entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Chairman of the Board, if any, the Chief Executive Officer, the President or Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

(ii) The Indemnitee’s entitlement to indemnification shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined) (or the Disinterested Director, if only one); (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) there is no Disinterested Director or a majority of the Disinterested Directors (or the Disinterested Director, if only one) so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors (or the Disinterested Director, if only one) determines that the issue of entitlement to indemnification should be submitted to the stockholders for their determination); or (D) as provided in Section 4(c) of this Article IX.

(iii) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii) of this Article IX, a majority of the Disinterested Directors (or the Disinterested Director, if only one) shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which the Board of Directors does not reasonably object.

(c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article IX, the Indemnitee shall be presumed to be entitled to indemnification upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i) of this Article IX, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) of this Article IX to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification. With regard to the right to indemnification for expenses, if and to the extent that the Indemnitee has been successful on the merits or otherwise in any Proceeding, or if and to the extent that the Indemnitee was not a party to the Proceeding or if a Proceeding was terminated without a determination of liability on the part of the Indemnitee with respect to any claim, issue or matter therein or without any payments in settlement or compromise being made by the Indemnitee with respect to a claim, issue or matter therein, the Indemnitee shall be deemed to be entitled to indemnification, which entitlement shall not be diminished by any determination which may be made pursuant to Sections (4)(b)(ii)(A), (B) or (C). In either case, the Indemnitee shall be entitled to such indemnification, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee’s sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). The termination of any Proceeding described in Section 1 of this Article IX, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create any presumption with respect to any standard of conduct or belief or any other matter which might form a basis for a determination that the Indemnitee is not entitled to indemnification.

(d) Remedies of Indemnitee.

(i) In the event that a determination is made pursuant to Section 4(b) of this Article IX that the Indemnitee is not entitled to indemnification under this Article IX, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee’s sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by three arbitrators (or, if the dispute involves less than $100,000, by a single arbitrator) pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) in any such judicial proceeding or arbitration the Corporation shall have the burden of proof that the Indemnitee is not entitled to indemnification under this Article IX.

(ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4(b) or (c) of this Article IX, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law, in either case as finally determined by adjudication or, at the Indemnitee’s sole option, arbitration (as provided in Section 4(d)(i) of this Article IX). In the event that (C) advancement of expenses is not timely made pursuant to Section 4(.a) of this Article IX or (D) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or (c) of this Article IX, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation’s obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in subclause (A) or (B) of this clause (ii) (a “Disqualifying Event”), provided, however, that if the Indemnitee shall elect, at his sole option, that such dispute shall be determined by arbitration (as provided in Section 4(d)(i) of this Article IX), the Corporation shall proceed by such arbitration. In any such enforcement or other proceeding or action in which whether a Disqualifying Event has occurred is an issue, the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

(iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article IX are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator or arbitrators that the Corporation is bound by all the provisions of this Article IX.

(iv) In the event that the Indemnitee, pursuant to this Article IX, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article IX, or is otherwise involved in any adjudication or arbitration with respect to his right to indemnification, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

(e) Definitions. For purposes of this Section 4:

(i) “Change in Control” means a change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such acquisition; (B) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

(ii) “Disinterested Director” means a director of the Corporation who is not or was not a material party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(iii) “Independent Counsel” means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (A) the Corporation or the Indemnitee in any matter or (B) any other party to the Proceeding giving rise to a claim for indemnification under this Article IX. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article IX.

Section 5. Acts of Disinterested Directors. Disinterested Directors considering or acting on any indemnification matter under this Article IX or otherwise may consider or take action as the Board of Directors or may consider or take action as a committee or individually or otherwise. In the event Disinterested Directors consider or take action as the Board of Directors, one- third of the total number of directors shall constitute a quorum.

Section 6. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining pro- visions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, all portions of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE X

Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

 ARTICLE XI

Seal

The Board of Directors shall provide a corporate seal, which shall be circular in form and bear the name of the Corporation and the words and figures denoting its organization under the laws of the State of Delaware and the year thereof.

ARTICLE XII

Amendments

These By-Laws may be amended or repealed, or new By-Laws may be adopted, except as provided in Section 3 of Article IX of these By-Laws, (a) at any annual or special meeting of the stockholders, by a majority of the total votes of the stockholders or when stockholders are entitled to vote by class, by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By- Laws, which notice shall mention that amendment or repeal of these By-Laws or the adoption of new By-Laws is one of the purposes of such meeting, or (b) by the Board of Directors at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-laws, which notice shall mention that amendment or repeal of the By-Laws or the adoption of new By-Laws is one of the purposes of such meeting; provided, further, that By-Laws adopted by the Board of Directors may be amended or repealed by the stockholders as hereinabove provided; provided, further, that the stockholders may limit the power of the Board of Directors to make, amend, alter or repeal the By- laws of the Company. Notwithstanding the foregoing, the provisions of these By-Laws with respect to the number, classification, term of office, qualifications, election and removal of directors and the filling of vacancies and newly created directorships, and the amendment thereof, that is, Sections 2, 10 and 11 of Article III and this Article XII, may be amended or repealed or new By-Laws affecting such provisions may be adopted only with the unanimous approval of the entire Board of Directors or by the affirmative vote of the holders of at least 80% of the outstanding shares of stock of the Corporation entitled to vote in elections of directors (except that if such proposed amendment or repeal or adoption of new By-Laws shall be submitted to the stockholders with the unanimous recommendation of the entire Board of Directors, such provisions may be amended or repealed or such new By-Laws may be adopted by the affirmative vote of the holders of a majority of such stock).